Form 8-K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

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INVESTORS HERITAGE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

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Kentucky (State or other jurisdiction of incorporation)	000-01999 (Commission File Number)	61-6030333 (IRS Employer Identification No.)

200 Capital Avenue Frankfort, KY (Address of principal executive offices)	40601 (Zip Code)

Registrant’s telephone number, including area code: (502) 223-2361

Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

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Form 8-K

Item 1.01 – Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 27, 2017, Investors Heritage Capital Corporation, a Kentucky corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Aquarian Investors Heritage Holdings LLC, a Delaware limited liability company (“Parent”), and Aquarian Investors Heritage Acquisition Co., a Kentucky corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”). At the time of the closing of the transactions contemplated by the Merger Agreement (the “Effective Time”), Merger Sub will, in accordance with the Kentucky Business Corporations Act, Kentucky Revised Statutes Section 271B.11 (the “KBCA”) and the Merger Agreement, merge with and into the Company, with the Company continuing as the surviving corporation as a wholly-owned subsidiary of Parent (the “Merger”).

The board of directors of the Company (the “Board of Directors”) acting upon the recommendation of a special committee of independent and disinterested directors previously appointed (the “Special Committee”), has unanimously (a) determined that it is fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”) for the Company to enter into the Merger Agreement, (b) adopted the plan of merger set forth in the Merger Agreement and approved the Company’s execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby on the terms and subject to the conditions set forth in the Merger Agreement and in accordance with relevant provision of the KBCA and (c) resolved to submit the Merger Agreement to the Company’s shareholders and recommend that the Company’s shareholders approve the Merger Agreement and the plan of Merger set forth therein at a special meeting of the shareholders of the Company that will be held on a date to be announced (the “Company Shareholders’ Meeting”). The Special Committee and the Board of Directors received the opinion of Stout Risius Ross LLC to the effect that, as of the date of the Merger Agreement and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration (as defined below) is fair from a financial point of view.

At the Effective Time, each share of common stock, par value $1.00, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares and the Contributed Shares (as defined herein)) shall be converted automatically into and shall thereafter represent the right to receive an amount, in cash, equal to $44.75, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist, and each shareholder who owned shares of Company Common Stock immediately prior to the Effective Time will cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such share, without interest and subject to any withholding taxes. Shares of Company Common Stock held directly by the Company or held by Parent will not be entitled to receive any Merger Consideration. Each share of Company Common Stock owned by any direct or indirect wholly owned subsidiary of Company shall represent the right to receive the Merger Consideration. Shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time that are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands payment of the fair value of such shares pursuant to, and complies in all respects with, the provisions of Subtitle 13 of the KBCA shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such shareholder shall be entitled to receive such consideration (and only such consideration) as may be determined to be due to such shareholder pursuant to Subtitle 13 of the KBCA.

Shareholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at the Company Shareholders’ Meeting. Pursuant to the Merger Agreement, the closing of the Merger is subject to a non-waivable condition that the Merger Agreement be adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders’ Meeting (the “Company Required Vote”). Consummation of the Merger is also subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i) no law or order being enacted, issued or enforced that is in effect and that makes illegal, prevents, prohibits, restrains or enjoins consummation of the Merger; (ii) the requisite regulatory approvals set forth in the Merger Agreement having been obtained and remaining in full force and effect, including approvals and notices to be filed with applicable state insurance regulators; (iii) the continuing employment of Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr, Larry J. Johnson II and Julie Hunsinger Mink; and (iv) the satisfaction of the conditions precedent to the obligations of certain lenders to fund certain loan obligations to an affiliate of Parent to be utilized to fund a material portion (up to $27,000,000) of the aggregate Merger Consideration. Consummation of the closing of the Merger is also subject to certain other customary conditions, including, among other things, the accuracy of each party’s representations and warranties contained in the Merger Agreement and each party’s compliance with its covenants and agreements contained in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to various customary covenants and agreements, including, among other things, to conduct its business and operations and to cause its subsidiaries to conduct their business and operations in the ordinary course during the period between the execution of the Merger Agreement and the Effective Time, not to engage in certain kinds of transactions during this period and to hold the Company Shareholders’ Meeting.

Form 8-K

The Merger Agreement contains certain provisions giving each of Company and Parent the right to terminate the Merger Agreement under certain circumstances. Upon termination of the Merger Agreement, under specified circumstances, the Company may be required to pay termination fees to Parent in an aggregate amount of up to $2,500,000.

The Merger Agreement provides that at the Effective Time, all directors of the Company other than Harry Lee Waterfield II and Robert M. Hardy, Jr. shall resign as directors of the Company. Concurrently with the execution and delivery of the Merger Agreement, the Company or its subsidiaries is entering into three-year employment agreements with Harry Lee Waterfield II, Raymond L. Carr, Robert M. Hardy, Jr., Larry J. Johnson II and Julie Hunsinger Mink (the “Key Employees”), to be effective as of the Effective Time (collectively, the “Employment Agreements”). The Employment Agreements provide, among other things, that the Key Employees shall continue to be employees of the Company’s subsidiary following the Effective Time, the Key Employees shall contribute their shares of Company Common Stock in exchange for equity of the Parent in accordance with the Contribution Agreement and the Key Employees shall be subject to certain confidentiality, non-competition, non-solicitation, non-disparagement and non-interference covenants.

Voting Agreement

Concurrently with the execution of the Merger Agreement, certain shareholders of the Company (the “Voting Agreement Shareholders”) entered into a voting agreement (the “Voting Agreement”) with Parent, dated as of the date of the Merger Agreement. The Voting Agreement Shareholders collectively own beneficially 335,730.20 of the shares of the Company Common Stock as of the date of the Merger Agreement which represent 30.3% of the shares of Company Common Stock issued and outstanding and entitled to vote. Pursuant to the Voting Agreement, among other things, the Voting Agreement Shareholders have agreed to vote, in accordance with the terms of such Voting Agreement, all of the shares of the Company Common Stock controlled by such Voting Agreement Shareholders in favor of the transactions contemplated by the Merger Agreement. Further, the Voting Agreement Shareholders granted a proxy to and appointed Parent and two of Parent’s representatives as their attorneys-in-fact to vote their shares of Company Common Stock in accordance with the Voting Agreement. The Voting Agreement restricts the ability of the Voting Agreement Shareholders to transfer their shares of Company Common Stock and provides that any additional shares of Company Common Stock and all stock dividends issued to the Voting Agreement Shareholders or for their benefit shall be subject to the Voting Agreement.

Contribution Agreement

Certain shareholders of the Company (the “Contributing Shareholders”) and Parent have entered into a Contribution Agreement dated as of October 27, 2017 (the “Contribution Agreement”), pursuant to which the Contributing Shareholders have committed to contribute approximately 185,418.476 shares of Company Common Stock beneficially owned by them (the “Contributed Shares”) in exchange for equity interests in Parent. The Contributed Shares represent 13.7% of all issued and outstanding shares of Company Common Stock as of the date of the Contribution Agreement.

The foregoing descriptions of the Merger Agreement, the Voting Agreement and the Contribution Agreement and the transactions contemplated thereby do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, the Voting Agreement and the Contribution Agreement, copies of which are attached hereto as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, and the terms of which are incorporated by reference herein.

Financing Commitments

Pursuant to an equity commitment letter from Aquarian Parc Holdings LLC, a Delaware limited liability company (“APH”) to Parent dated October 27, 2017 (the “Equity Commitment Letter”), APH has committed to provide Parent, one business day prior to the anticipated closing date, with equity financing in an aggregate amount up to $77,800,000 (of which, approximately $52,200,000 will be used to pay the Merger Consideration) (the “Equity Financing”) subject to the conditions set forth in the Equity Commitment Letter. The aggregate proceeds of the Equity Financing, together with the contribution of the Contributed Shares by the Contributing Shareholders to Parent pursuant to the terms of the Contribution Agreement, are in an aggregate amount sufficient to consummate the Merger upon the terms contemplated by the Merger Agreement and to pay all related fees and expenses.

Form 8-K

The Merger Agreement and the foregoing description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made by the parties thereto only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in the disclosure letter provided in connection with the execution and delivery of the Merger Agreement (such disclosures include information that has been included in the Company’s public disclosures, as well as additional non-public information and information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement); may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties to the Merger Agreement that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties, covenants, conditions and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01 – Regulation FD Disclosure.

On October 27, 2017, the Company issued a press release announcing the Merger. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This document contains, and certain oral statements made by representatives of the Company and Parent, and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Parent’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Parent’s expectations with respect to future performance and anticipated financial impacts of the transaction, the satisfaction of the closing conditions to the transaction and the timing of the completion of the transaction. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the Company’s and Parent’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Merger to fail to close; (2) the outcome of any legal proceedings that may be instituted against the Company or Parent following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the Merger, including due to failure to obtain approval of the Company Shareholders or the failure to obtain certain financing by an affiliate of Aquarian to fund a material portion of the aggregate Merger Consideration, or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from the Kentucky insurance regulator) required to complete the transactions contemplated by the merger agreement; (5) the risk that the transaction disrupts current plans and operations as a result of the announcement and consummation of the Merger; (6) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (7) costs related to the Merger; (8) changes in applicable laws or regulations; (9) the possibility that the Company or Parent may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties identified in the Company’s proxy statement relating to the Merger, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission (“SEC”). The Company and Parent caution that the foregoing list of factors is not exclusive. The Company and Parent caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company and Parent do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

Form 8-K

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the transactions contemplated by the Merger Agreement. In connection with the Merger, the Company will file with the Securities and Exchange Commission and furnish to the Company’s shareholders a proxy statement and other relevant materials. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting Robert M. Hardy, Jr. at rhardy@ihlic.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed Merger will be set forth in the proxy statement and the other relevant materials to be filed with the Securities and Exchange Commission. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 31, 2017.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of October 27, 2017, by and among Investors Heritage Capital Corporation, Aquarian Investors Heritage Holdings LLC, and Aquarian Investors Heritage Acquisition Co.

2.2	Voting Agreement, dated as of October 27, 2017, by and among Aquarian Investors Heritage Holdings LLC, and the Voting Agreement Shareholders

2.3	Contribution Agreement, dated as of October 27, 2017, by and among Aquarian Investors Heritage Holdings LLC and the Contributing Shareholders

99.1	Press Release, dated October 27, 2017, issued by Investors Heritage Capital Corporation, regarding the Merger.

Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 27, 2017	Investors Heritage Capital Corporation

By: /s/Harry Lee Waterfield II Name: Harry Lee Waterfield II Title: Chairman and CEO

Form 8-K

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of October 27, 2017, by and among Investors Heritage Capital Corporation, Aquarian Investors Heritage Holdings LLC, and Aquarian Investors Heritage Acquisition Co.

2.2	Voting Agreement, dated as of October 27, 2017, by and among Aquarian Investors Heritage Holdings LLC, and the Voting Agreement Shareholders

2.3	Contribution Agreement, dated as of October 27, 2017, by and among Aquarian Investors Heritage Holdings LLC and the Contributing Shareholders

99.1	Press Release, dated October 27, 2017, issued by Investors Heritage Capital Corporation, regarding the Merger.